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Report of Independent Registered Public Accounting Firm
To the Shareholders and
Board of Trustees of Direxion Shares ETF Trust
In planning and performing our audit of the financial statements of the portfolio of Direxion
Shares ETF Trust (the "Funds") listed in Appendix, as of and for the period/year ended October
31, 2013, in accordance with the standards of the Public Fund Accounting Oversight Board
(United States), we considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we express no such opinion.
The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A
Fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.
A Fund's internal control over financial reporting includes those policies and procedures that (1)
pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Fund are being made only in accordance with authorizations of management and directors of the Fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a Fund's assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Fund's annual or interim financial statements will not be prevented or detected on a timely basis.
Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public Fund Accounting Oversight Board (United States). However, we noted
no deficiencies in the Funds' internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be a material weakness as defined above as of October 31, 2013.
This report is intended solely for the information and use of management and the Board of
Trustees of Direxion Shares ETF Trust and the Securities and Exchange Commission and is not
intended to be and should not be used by anyone other than these specified parties.

 /s/ Ernst & Young LLP
New York, New York
December 23, 2013

Appendix

1
Daily Total Market Bear 1x Shares
2
Daily S&P 500 Bull 3x Shares
3
Daily S&P 500 Bear 3x Shares
4
Daily Mid Cap Bull 3x Shares
5
Daily Mid Cap Bear 3x Shares
6
Daily Small Cap Bull 3x Shares
7
Daily Small Cap Bear 3x Shares
8
Daily Gold Miners Bull 3x Shares
9
Daily Gold Miners Bear 3x Shares
10
Daily Natural Gas Related Bull 3x Shares
11
Daily Natural Gas Related Bear 3x Shares
12
Daily Retail Bull 3x Shares
13
Daily Basic Material Bull 3x Shares
14
Daily Healthcare Bull 3x Shares
15
Daily Energy Bull 3x Shares
16
Daily Energy Bear 3x Shares
17
Daily Financial Bull 3x Shares
18
Daily Financial Bear 3x Shares
19
Daily Real Estate Bull 3x Shares
20
Daily Real Estate Bear 3x Shares
21
Daily Semiconductor Bull 3x Shares
22
Daily Semiconductor Bear 3x Shares
23
Daily Technology Bull 3X Shares
24
Daily Technology Bear 3X Shares
25
Daily India Bull 3x Shares
26
Daily Developed Markets Bull 3x Shares
27
Daily Developed Markets Bear 3x Shares
28
Daily China Bull 3x Shares
29
Daily China Bear 3x Shares
30
Daily Emerging Markets Bull 3X Shares
31
Daily Emerging Markets Bear 3x Shares
32
Daily Latin America Bull 3x Shares
33
Daily Russia Bull 3x Shares
34
Daily Russia Bear 3x Shares
35
Daily Brazil Bull 1x Shares
36
Daily Brazil Bear 1x Shares
37
Daily South Korea Bull 3x Shares
38
Daily South Korea Bear 3x Shares
39
Daily Japan Bull 3x Shares
40
Daily Japan Bear 3x Shares
41
Daily Total Bond Market Bear 1x Shares
42
Daily 7-10 Year Treasury Bear 1x Shares
43
Daily 20 Year+ Treasury Bear 1x Shares
44
Daily 7-10 Year Treasury Bull 3x Shares
45
Daily 7-10 Year Treasury Bear 3x Shares
46
Daily 20+ Year Plus Treasury Bull 3x Shares
47
Daily 20+ Year Plus Treasury Bear 3x Shares
48
All Cap Insider Sentiment Shares
49
Direxion S&P 500(r) DRRC Index Volatility Response Shares
50
NASDAQ-100(r) Equal Weighted Index Shares
51
Daily Junior Gold Miners Index Bull 3x Shares
52
Daily Jinior Gold Miners Index Bear 3x Shares